UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported):  July 22, 2003

RIVERWOOD HOLDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11113	58-2205241
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

814 Livingston Court Marietta, Georgia 30067
(Address of principal executive offices) (Zip Code)

(770) 644-3000
(Registrant’s telephone number, including area code)

ITEM 9.  REGULATION FD DISCLOSURE.

In accordance with the procedural guidance set forth in Securities and Exchange Commission Release No. 33-8216, the following information and the attached exhibit are being furnished under “Item 9. Regulation FD Disclosure” in satisfaction of the requirements of “Item 12. Results of Operations and Financial Condition” as well as under “Item 9. Regulation FD Disclosure.”

On July 22, 2003, Riverwood International Corporation issued a press release reporting its second quarter 2003 results. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

As provided in General Instructions B.2 and B.6 of Form 8-K, the information and exhibit contained in this Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RIVERWOOD HOLDING, INC.
(Registrant)

Date: July 22, 2003	By:	/s/ Daniel J. Blount
Daniel J. Blount
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Press release dated July 22, 2003 reporting second quarter 2003 results.